Exhibit 99.1

One East Main Street

Post Office Box 456

Smithtown, New York 11787-2823

direct dial: 631-360-9304

direct fax: 631-360-9380

PRESS RELEASE

Release Date: October 21, 2004 Contact: Ms. Judith Barber
Corporate Secretary	News Contact:	Peter Hamilton
Rubenstein Associates
(work) 212-843-8015
(home) 631-928-8437
(cell) 516-375-6434

SMITHTOWN BANCORP ANNOUNCES

THIRD QUARTER EARNINGS

EPS increase 12.50%

Loans increase 27.07%; Deposits increase 18.70%

23.83% ROE

Smithtown, NY, October 21, 2004 - Smithtown Bancorp, the parent company of Bank of Smithtown, today announced that the company had earnings of $2,642,774 for the third quarter of 2004, or $.45 per share. These earnings per share reflect a 12.50% increase over the same period last year.

For the first nine months of this year, the company had earnings of $7,350,430, or $1.24 per share. This figure represents a 12.73% increase over the first nine months of last year. Earnings per share for the last twelve months are $1.65.

The company’s return on average equity over the last twelve months was 23.83%. This marks the 32nd consecutive quarter that the company has posted returns on equity in excess of 20%. The average return on equity for the 455 banks in the United States with assets between $500 million and $1 billion is 12.16%. The company’s return on average assets for the last twelve months is 1.63%, which is also substantially above the national peer group average of 1.12%.

Loan growth continued at a consistently strong pace. For the first nine months of this year, loans grew by $93.3 million to $553.0 million, representing an annualized growth rate of 27.07%. During 2003 and 2002, loans grew by 28.37% and 27.09%, respectively.

Credit quality also remained exceptionally strong. Nonperforming loans at the end of the third quarter were $0. Nonperforming loans at December 31, 2003, were also at $0. In addition, in the 30-89 days past due category as of September 30, 2004, there was only one loan of $473.00.

Deposit growth also continued at very favorable levels. For the first nine months of this year, deposits grew by $67.5 million to $548.8 million, representing an annualized growth rate of 18.70%. The company’s Chairman & CEO, Bradley E. Rock, commenting upon the deposit growth, said: “Although 18.7% deposit growth in this market today is very good, it is a somewhat slower rate of deposit growth than we have achieved in recent years. The reason for this slower rate of growth in deposits is that we did not open any new branches during the first nine months of this year. We currently have four branches under construction in Miller Place, Hauppauge, Port Washington and Bohemia, but all of those projects have taken more time than we anticipated. We are happy to report that the Miller Place branch will open this weekend and the branch near the Hauppauge industrial park will open next month. We expect that these two new branch openings will begin to push our deposit gathering levels back up to where we would like them. We expect the other two branches under construction to open during the first half of next year.”

In spite of the development of four new branches to supply additional funding for the bank’s rapid loan growth, the company’s expense ratios remained strong. For the first nine months of the year, the company’s efficiency ratio was 48.80%. The average efficiency ratio for the 455 banks in the United States with assets between $500 million and $1 billion is 60.28%.

The company’s stock is traded on NASDAQ under the symbol “SMTB”. So far this year, the price for the company’s stock is up by 21%. Since 1994, the value of the company’s shares has grown by more than 1,500%, which represents a compound annual growth rate of 32.79%.

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Forward-Looking Statements

This release and other written materials and statements management may make, may contain forward-looking statements regarding the Company’s prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of said safe harbor provisions.

Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are sometimes identified by use of the words “plan”, “believe”, “expect”, “intend”, “anticipate”, “estimate”, “project”, or other similar expressions. The Company’s ability to predict results or the actual effects of its plans and strategies is inherently uncertain. Accordingly actual results may differ materially from anticipated results.

Factors that could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to, a change in economic conditions; changes in interest rates, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation and regulation; and other economic competitive, governmental, regulatory, geopolitical, and technological factors affecting the Company’s operations, pricing and services.

Investors are cautioned not to place undue reliance on forward-looking statements as a prediction of actual results. Except as required by applicable law or regulation, the Company undertakes no obligation to republish or revise forward-looking statements to reflect events or circumstances after the date the statements were made or to reflect the occurrences of unanticipated results. Investors are advised, however, to consult any further disclosures the Company makes on related subjects in our reports to the Securities and Exchange Commission.

SMITHTOWN BANCORP
CONSOLIDATED STATEMENTS OF INCOME
(unaudited)
(in thousands, except share and per share data)
	For the Nine Months Ended September 30,
	2004	2003
Interest Income
Interest on loans	$24,691	$20,174
Interest on balances due from banks	2	1
Interest on federal funds sold	135	76
Interest and dividends on investment securities:
Taxable:
Obligations of U.S. government agencies	679	447
Mortgage - backed securities	225	477
Other securities	188	371

Subtotal	1,092	1,295
Exempt from federal income taxes:
Obligations of state & political subdivisions	535	660
Other interest income	67	57

Total interest income	26,522	22,263

Interest Expense
Money market accounts (including savings)	1,956	1,472
Time deposits $100,000 and over	1,613	1,117
Other time deposits	2,627	1,915
Other borrowings	1,390	1,065

Total interest expense	7,586	5,569

Net interest income	18,936	16,694
Provision for loan losses	60	600

Net interest income after provision for loan losses	18,876	16,094

Other Non - Interest Income
Trust department income	302	453
Service charges on deposit accounts	1,286	1,332
Other income	1,428	1,251
Net gain on sales of investment securities	337	61

Total other non - interest income	3,353	3,097

Other Operating Expenses
Salaries	5,199	3,915
Pension and other employee benefits	1,167	975
Net occupancy expense of bank premises	1,131	1,114
Furniture and equipment expense	899	797
Other operating expense	2,307	1,958

Total other operating expense	10,703	8,759

Income before income taxes	11,526	10,432
Provision for income taxes	4,176	3,799

Net Income	$7,350	$6,633

Basic and Diluted Earnings Per Share	$1.24	$1.10
Cash dividends declared	$0.15	$0.14
Weighted average shares outstanding	5,939,053	6,048,152
Comprehensive Income	$7,111	$6,456

SMITHTOWN BANCORP
CONSOLIDATED BALANCE SHEETS
(unaudited)
(in thousands, except share and per share data)
	As of
	September 30, 2004	December 31, 2003
Assets
Cash and due from banks	$11,591	$9,383
Federal funds sold	1,405	5,382
Investment securities:
Investment securities held to maturity
Mortgage - backed securities	190	293
Obligations of state and political subdivisions	1,418	1,700

Total investment securities held to maturity (Estimated fair value $1,674 in 2004 and $2,091 in 2003)	1,608	1,993

Investment securities available for sale
Obligations of U.S. government agencies	30,010	25,094
Mortgage - backed securities	5,609	8,120
Obligations of state and political subdivisions	16,726	17,746
Other securities	4,511	6,324

Total investment securities available for sale (at estimated fair value)	56,856	57,284

Total investment securities	58,464	59,277
Restricted securities	4,242	2,162

Loans	552,976	459,678
Less: unearned discount	22	47
reserve for possible loan losses	4,699	4,761

Loans, net	548,255	454,870
Bank premises and equipment	12,054	10,288

Other assets
Cash surrender value - bank owned life insurance	16,763	16,288
Other	9,327	7,435

Total Assets	$662,101	$565,085

Liabilities
Deposits:
Demand (non-interest bearing)	$99,845	$85,604
Money market	195,118	150,584
NOW	32,551	41,817
Savings	55,780	50,892
Time	165,530	152,434

Total deposits	548,824	481,331
Dividend payable	296	268
Other borrowings	52,750	31,000
Subordinated debt	11,000	11,000
Other liabilities	4,513	2,308

Total liabilities	617,383	525,907

Stockholders’ Equity
Common Stock - $.01 par value (15,000,000 shares authorized; 7,167,280 shares issued)	72	4,480
Surplus	4,408	—
Retained earnings	50,117	43,656
Accumulated other comprehensive income	181	420

Total	54,778	48,556
Less: treasury stock (1,243,482 and 1,218,806 shares at cost)	10,060	9,378

Total stockholders’ equity	44,718	39,178
Total liabilities and stockholders’ equity	$662,101	$565,085